Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner	Victor R. Santoro
	Chief Executive Officer	Executive Vice President and CFO
	10250 Constellation Boulevard	10250 Constellation Boulevard
	Suite 1640	Suite 1640
	Los Angeles, CA 90067	Los Angeles, CA 90067

Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	April 17, 2013

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FIRST QUARTER OF 2013

Highlights

•                  Net Earnings of $13.5 Million or $0.37 Per Diluted Share

•                  Net Interest Margin at 5.40%

•                  Credit Loss Reserve at 2.43% of Net Non-Covered Loans and Leases and 172% of Non-Covered Nonaccrual Loans and Leases

•                  Noninterest-Bearing Deposits at 43% and Core Deposits at 83% of Total Deposits

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the first quarter of 2013 of $13.5 million, or $0.37 per diluted share, compared to net earnings for the fourth quarter of 2012 of $19.9 million, or $0.54 per diluted share.

This press release contains certain non-GAAP financial disclosures for tangible common equity, return on average tangible equity, adjusted earnings before income taxes, and adjusted efficiency ratio.  The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  Given that the use of tangible common equity amounts and ratios and return on average tangible equity is prevalent among banking regulators, investors and analysts, we disclose our tangible common equity ratio in addition to equity-to-assets ratio, and our return on average tangible equity in addition to return on average equity.  Also, as analysts and investors view adjusted earnings before income taxes as an indicator of the Company’s ability to absorb credit losses, we disclose this amount in addition to pre-tax earnings.  We disclose the adjusted efficiency ratio as it shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. Please refer to the tables at the end of this release for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

FIRST QUARTER RESULTS

	Three Months Ended
	March 31,	December 31,
	2013	2012
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings	$13,494	$19,892
Diluted earnings per share	$0.37	$0.54
Adjusted earnings before income taxes (1)	$27,270	$33,865
Annualized return on average assets	1.02%	1.44%
Annualized return on average equity	9.29%	13.51%
Annualized return on average tangible equity (2)	11.05%	16.12%
Net interest margin	5.40%	5.49%
Efficiency ratio	64.5%	60.7%
Adjusted efficiency ratio (3)	61.7%	55.7%

At Quarter End:
Allowance for credit losses to non-covered loans and leases, net of unearned income (4)	2.43%	2.37%
Allowance for credit losses to non-covered nonaccrual loans and leases (4)	172%	184%
Equity to assets ratios:
PacWest Bancorp Consolidated	11.13%	10.78%
Pacific Western Bank	12.32%	11.93%
Tangible common equity ratios:
PacWest Bancorp Consolidated	9.54%	9.21%
Pacific Western Bank	10.74%	10.38%

(1)         Represents pre-tax earnings excluding net credit costs, securities gains, and acquisition and integration costs. See GAAP to Non-GAAP Reconciliation table.

(2)         Calculation reduces average equity by average intangible assets. See GAAP to Non-GAAP Reconciliation table.

(3)         Excludes FDIC loss sharing income, securities gains, OREO expenses, and acquisition and integration costs. See GAAP to Non-GAAP Reconciliation table.

(4)         Non-covered loans exclude loans covered by loss sharing agreements with the FDIC.

Quarter-over-quarter net earnings declined $6.4 million due mostly to four items: (a) the $2.6 million after tax decline in interest income on loans and leases; (b) the $2.5 million after tax increase in net credit costs; (c) the $1.1 million after tax decline in gain on asset sales; and (d) the $1.2 million after tax increase in compensation expense.

Adjusted earnings before income taxes declined $6.6 million to $27.3 million for the first quarter from $33.9 million for the fourth quarter.  Two items caused the decline: $4.4 million in lower interest income on loans and leases and $2.1 million in higher compensation.  The lower interest income was a function of (a) a lower portfolio yield ($1.9 million in interest) as new loans and refinancings are being closed in this low rate environment; (b) two fewer days in the first quarter ($1.3 million in interest); and (c) a lower portfolio average balance ($1.2 million interest) as we are not competing for loans that are unprofitable or that generate undue interest rate risk.  The increase in compensation expense quarter-over-quarter was due to (a) $1.2 million in higher payroll taxes attributable to the start of a new year, (b) $794,000 in base salary increases effective March 1 and higher incentive compensation also due to the start of a new year, and (c) $232,000 in lower cost deferrals due to lower new loan originations.

Net credit costs on a pre-tax basis are shown in the following table:

	Three Months Ended
	March 31,	December 31,
	2013	2012
	(In thousands)
Provision (negative provision) for credit losses on non-covered loans and leases	$—	$—
Non-covered OREO expense, net	313	316
Total non-covered net credit costs	313	316

Provision (negative provision) for credit losses on covered loans	3,137	(4,333)
Covered OREO income, net	(813)	(461)
	2,324	(4,794)
Less: FDIC loss sharing expense, net	(3,137)	(6,022)
Total covered net credit costs	5,461	1,228

Total net credit costs	$5,774	$1,544

The $2.5 million after tax increase in net credit costs is due principally to a positive credit loss provision on covered loans in the first quarter compared to a negative provision in the fourth quarter, which lowered net earnings quarter-over-quarter by $4.3 million after tax.  This was offset, however, by lower FDIC loss sharing expense of $1.7 million after tax.  The covered credit loss provision in the first quarter was due largely to updated appraisals on two collateral-dependent covered loan relationships while the negative provision in the fourth quarter was due to increases in expected cash flows on covered loans generally.  Cash flows on covered loans are estimated quarterly and are subject to change based on varying conditions with the underlying borrowers and collateral.

Matt Wagner, Chief Executive Officer, commented, “Our first quarter results continue to demonstrate sustained profits and a strong balance sheet, with adjusted net earnings of $17.0 million and stockholders’ equity at 11.1% of assets.  Our net interest margin remains at a superior level compared to peers and credit quality continues to be stable.  Loan growth is challenging, as we continue to resist competing for term real estate loans having rates substantially below our net interest margin and durations that give rise to unacceptable interest rate risk.  Nevertheless, we grew the C&I portfolio by $6.8 million, with our asset financing segment leading the way with a net $49.2 million in new loans and leases.  Our loan pipeline for the next three quarters has built-up nicely due to slowly improving economic conditions in our markets, our focus on existing customers for referrals, and service levels that enable us to attract and retain business from the larger banks.”

Mr. Wagner continued, “Our main second quarter goal is the completion of the FCAL merger and its integration into our business lines and systems.  The FCAL transaction is expected to expand our market presence and enhance our efficiency and profits.  We will continue, however, to focus on improving profitability, making and renewing quality and profitable loans with customers and new relationships, and explore growth opportunities as they arise.”

Vic Santoro, Chief Financial Officer, stated, “Our first quarter net interest margin remained strong at 5.40%, and, when adjusted for volatility items, stood at 5.28%, which is in line with expectations.  The asset financing segment loan and lease portfolio carries double-digit rates and continues to augment our NIM, with a portfolio yield at 11.66% for the first quarter.  Our deposit cost declined as expected to 0.23% in the first quarter, with future maturities of higher rate time deposits bringing that rate down further.  While our liquidity level continues to be high, it stands ready to absorb new lending as loans pass through the pipelines onto our balance sheet.”

BALANCE SHEET CHANGES

Total assets declined $163.8 million during the first quarter of 2013 due to repayments on non-covered and covered loans, and lower balances of interest-earning deposits in financial institutions.  At March 31, 2013, gross non-covered loans and leases totaled $3.0 billion and the covered loan portfolio was $483.1 million.  The gross non-covered loan and lease portfolio decreased $91.2 million for the first quarter of 2013, including loan pay-offs of approximately $170 million. Our regional presidents reported that loans having balances of $1.0 million or more and refinanced by other lenders totaled approximately $75 million; we purposely have not competed on these refinancings because of the low rates and long durations offered by other lenders.  We experienced net increases in leases and commercial loans of $30.4 million and $6.8 million, respectively.  The covered loan portfolio declined $34.2 million due to repayments and resolution activities.  Interest-earning deposits in financial institutions declined $34.4 million during the first quarter of 2013 to $41.0 million at March 31, 2013.

Total liabilities declined $164.4 million during the first quarter of 2013 due to lower total deposits.  Total deposits decreased $155.9 million during the first quarter to $4.6 billion at March 31, 2013.  Core deposits declined $92.4 million during the first quarter due mostly to a decrease of $97.5 million in money market deposits, approximately $80 million of which was expected to occur.  Time deposits declined $63.5 million during the first quarter to $756.8 million at March 31, 2013.  At March 31, 2013, core deposits totaled $3.8 billion, or 83% of total deposits, and noninterest-bearing demand deposits, which held steady at $1.9 billion, were 43% of total deposits at that date.

SECURITIES AVAILABLE-FOR-SALE

The following table presents the components, yields, and durations of our securities available-for-sale as of the date indicated:

	March 31, 2013
	Amortized	Carrying		Duration
Security Type	Cost	Value	Yield (1)	(in years)
	(Dollars in thousands)
Residential mortgage-backed securities:
Government agency and government-sponsored enterprise pass through securities	$751,011	$781,628	1.88%	3.9
Government agency and government-sponsored enterprise collateralized mortgage obligations	97,524	99,105	1.03%	3.6
Covered private label collateralized mortgage obligations	34,933	43,785	9.23%	4.1
Municipal securities (2)	362,212	365,425	2.79%	6.5
Corporate debt securities	60,807	61,204	3.13%	12.4
Other securities	6,385	11,630	—	—
Total securities available-for-sale (2)	$1,312,872	$1,362,777	2.35%	4.9

(1) Represents the yield for the month of March 2013.

(2) The tax equivalent yield was 4.10% and 2.70% for municipal securities and total securities available-for-sale, respectively.

The following table shows the geographic composition of the majority of our municipal securities portfolio as of the date indicated:

	March 31, 2013
	Carrying	% of
	Value	Total
	(In thousands)
Municipal Securities by State:
Texas	$62,145	17%
Washington	35,395	10%
New York	24,640	7%
Illinois	24,170	6%
Colorado	18,372	5%
Florida	16,089	4%
Ohio	14,831	4%
Connecticut	14,335	4%
Minnesota	14,115	4%
California	14,014	4%
Total of 10 largest states	238,106	65%
All other states	127,319	35%
Total municipal securities	$365,425	100%

COVERED ASSETS

As part of the Los Padres and Affinity acquisitions we entered into loss sharing agreements with the FDIC that cover a substantial portion of losses incurred after the acquisition dates on covered loans and other real estate owned, and in the case of the Affinity acquisition, certain investment securities. A summary of covered assets is shown in the following table as of the dates indicated:

	March 31,	December 31,
Covered Assets	2013	2012
	(In thousands)
Loans, net	$483,063	$517,258
Investment securities	43,785	44,684
Other real estate owned, net	17,311	22,842
Total covered assets	$544,159	$584,784

Percentage of total assets	10.3%	10.7%

NET INTEREST INCOME

Net interest income declined by $3.9 million to $65.7 million for the first quarter of 2013 compared to $69.6 million for the fourth quarter of 2012 due primarily to lower interest income on loans and leases.  The $4.4 million decline in interest income on loans and leases was due to the combination of three factors: (a) a lower portfolio yield ($1.9 million) as we continue to operate in a low interest rate environment where new loans and refinancings are being completed at rates below the current portfolio yield; (b) two fewer days in the current quarter ($1.3 million); and (c) the lower average portfolio balance ($1.2 million) as we have avoided lending at rates substantially below our net interest margin and/or at longer durations that would increase our interest rate risk profile.  Interest expense declined by $523,000 due mostly to lower rates and average balances of time and money market deposits.

NET INTEREST MARGIN

Our net interest margin (“NIM”) for the first quarter of 2013 was 5.40%, compared to 5.49% reported for the fourth quarter of 2012.  The NIM is impacted by several items that cause volatility from period to period.  The effects of such items on the NIM are shown in the following table for the periods indicated:

	Three Months Ended
	March 31,	December 31,
Items Impacting NIM Volatility	2013	2012
	Increase (Decrease) in NIM
Accelerated accretion of acquisition discounts resulting from covered loan payoffs	0.04%	0.13%
Nonaccrual loan interest	0.01%	0.01%
Unearned income on early repayment of leases	0.08%	0.03%
Celtic loan portfolio premium amortization	(0.01)%	(0.01)%
Total	0.12%	0.16%
Reported NIM	5.40%	5.49%

The following table presents the loan yields and related average balances for our non-covered loans, covered loans, and total loan portfolio for the periods indicated:

	Three Months Ended
	March 31,	December 31,
	2013	2012
	(Dollars in thousands
Yields:
Non-covered loans and leases	6.71%	6.83%
Covered loans	9.23%	9.81%
Total loans and leases	7.07%	7.30%

Average Balances:
Non-covered loans and leases	$2,999,002	$3,026,121
Covered loans	501,893	539,514
Total loans and leases	$3,500,895	$3,565,635

The loan yield is impacted by the same items which cause volatility in the NIM.  The following table presents the effects of these items on the total loan yield for the periods indicated:

	Three Months Ended
	March 31,	December 31,
Items Impacting Loan Yield Volatility	2013	2012
	Increase (Decrease) in Loan Yield
Accelerated accretion of acquisition discounts resulting from covered loan payoffs	0.08%	0.16%
Nonaccrual loan interest	0.01%	0.02%
Unearned income on early repayment of leases	0.10%	0.05%
Celtic loan portfolio premium amortization	(0.02)%	(0.01)%
Total	0.17%	0.22%

The yield on average loans and leases decreased 23 basis points to 7.07% for the first quarter of 2013 from 7.30% for the fourth quarter of 2012.  This was due mainly to lower accelerated accretion of acquisition discounts from covered loan payoffs.  Accelerated accretion of acquisition discounts from covered loan payoffs totaled approximately $677,000 for the first quarter of 2013 and $1.5 million for the fourth quarter of 2012, increasing the loan yields by 8 basis points and 16 basis points, respectively. Such accelerated accretion of acquisition discounts increased the covered loan portfolio yields by 55 basis points for the first quarter of 2013 and 110 basis points for the fourth quarter of 2012.  Total income from early lease payoffs was $857,000 in the first quarter of 2013 and $466,000 in the fourth quarter of 2012.

The cost of total interest-bearing liabilities declined four basis points to 0.52% for the first quarter of 2013 from 0.56% for the fourth quarter of 2012.  All-in deposit cost declined two basis points to 0.23% during the first quarter of 2013 from 0.25% for the fourth quarter of 2012.  Such declines are due to lower rates on money market and time deposits.  Time deposits maturing over the next 12 months total $607.0 million and bear a weighted-average rate of 1.01%.

NONINTEREST INCOME

Noninterest income increased by $783,000 to $2.8 million for the first quarter of 2013 compared to $2.1 million for the fourth quarter of 2012.  The change was due to lower net FDIC loss sharing expense, offset by lower gains on sales of leases and securities.

The first quarter of 2013 included net FDIC loss sharing expense of $3.1 million compared to the fourth quarter of 2012 net FDIC loss sharing expense of $6.0 million; such change was due mostly to a higher provision for credit losses on covered loans and lower covered loan recoveries, offset by higher amortization of the FDIC loss sharing asset.  The increase in quarterly amortization relates to lower estimated losses expected to be collected from the FDIC over the life of the loss sharing contracts.

Gain on sale of leases decreased by $1.0 million to a more sustainable $225,000, and gain on sale of securities decreased by $830,000 to $409,000.  While we do not rely on asset sales to generate net earnings, our leasing operation periodically sells leases to manage credit risk and portfolio size.  In addition, we sold $12.4 million in corporate debt securities in the first quarter of 2013 and $43.9 million in government agency and government-sponsored enterprise pass through securities in the fourth quarter of 2012 to reduce overall portfolio price volatility and extension risk.

The following table presents the details of FDIC loss sharing income (expense), net for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
	2013	2012	(Decrease)
	(In thousands)
FDIC Loss Sharing Income (Expense), Net:
Gain on FDIC loss sharing asset (1)	$4,057	$303	$3,754
FDIC loss sharing asset amortization, net	(5,991)	(3,740)	(2,251)
Loan recoveries shared with FDIC (2)	(591)	(2,180)	1,589
Net reimbursement (to) from FDIC for covered OREO activity (3)	(614)	(409)	(205)
Other	2	4	(2)
FDIC loss sharing income (expense), net	$(3,137)	$(6,022)	$2,885

(1) Includes increases related to covered loan loss provisions and decreases for write-offs for covered loans expected to be resolved at amounts higher than their carrying value.

(2) Represents amounts to be reimbursed to the FDIC for covered loans resolved at amounts higher than their carrying values.

(3) Represents amounts to be reimbursed to the FDIC for gains on covered OREO sales and due from the FDIC for covered OREO write-downs.

NONINTEREST EXPENSE

Noninterest expense increased by $658,000 to $44.2 million during the first quarter of 2013 compared to $43.5 million for the fourth quarter of 2012.  With the exception of compensation costs and business development expense, overhead expense categories decreased quarter-over-quarter, as management continues to focus on controlling noninterest expenses.  Compensation costs increased $2.1 million due mainly to the timing of payroll taxes, higher base salaries and incentive compensation, and lower cost deferral on new loan originations.  Payroll taxes are always higher in the first quarter of a calendar year, and this item accounted for $1.2 million of the increase.  Base salary increases, effective March 1, and higher incentive compensation costs, also attributable to the start of a new year, accounted for $794,000 of the increase.  Lastly, lower new loan volume resulted in lower deferral of direct loan origination compensation costs of $232,000.  Acquisition and integration costs, which declined $400,000, will vary from period-to-period due to the timing of such activities.  Covered OREO expense decreased $352,000 due mainly to higher gains on sales of $982,000 offset by higher write-downs of $727,000.

Noninterest expense includes (a) amortization of time-based restricted stock, which is included in compensation, and (b) intangible asset amortization.  Amortization of restricted stock totaled $1.8 million for the first quarter of 2013 and $1.4 million for the fourth quarter of 2012. Intangible asset amortization totaled $1.2 million for each of the first quarter of 2013 and the fourth quarter of 2012.

CREDIT QUALITY

Credit quality metrics remain stable quarter over quarter, with coverage ratios remaining strong.  Economic trends in our markets will cause periodic movements in nonaccrual and classified loan and lease balances.  However, losses on such nonaccrual and classified loans and leases are not expected to be material.

	March 31,	December 31,	March 31,
	2013	2012	2012
	(Dollars in thousands)
Non-Covered Credit Quality Metrics:
Allowance for credit losses	$71,896	$72,119	$81,737
Nonaccrual loans and leases	41,893	39,284	48,162
Classified loans and leases (1)	105,201	101,019	145,933
Performing restructured loans	80,501	106,288	110,062
Net charge-offs (for the quarter)	223	2,893	2,046
Provision (negative provision) for credit losses (for the quarter)	—	—	(10,000)
Allowance for credit losses to loans and leases, net of unearned income	2.43%	2.37%	2.85%
Allowance for credit losses to nonaccrual loans and leases	171.6%	183.6%	169.7%
Nonperforming assets to loans and leases, net of unearned income, and other real estate owned	2.60%	2.37%	3.24%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful.

Our non-covered loans and leases at March 31, 2013, include $279.6 million in loans and leases acquired in our 2012 acquisitions that were initially recorded at their estimated fair values.    The fair value amounts at which these loans were initially recorded included an estimate of their credit losses.  The allowance calculation takes into consideration those loans and leases whose credit quality has deteriorated since the acquisition.  At March 31, 2013, $1.5 million of our allowance for credit losses applies to such loans and leases. When these loans and leases are excluded from the total of non-covered loans and leases, the coverage ratio of our allowance for credit losses increases to 2.63% at March 31, 2013; the comparable ratio at December 31, 2012, was 2.58%.

Credit Loss Provisions

The Company recorded a provision for credit losses of $3.1 million in the first quarter of 2013 compared to a negative provision for credit losses of $4.3 million in the fourth quarter of 2012 as follows:

	Three Months Ended
	March 31,	December 31,
	2013	2012
	(In thousands)
Provision (Negative Provision) for Credit Losses on:
Non-covered loans and leases	$—	$—
Covered loans	3,137	(4,333)
Total provision (negative provision) for credit losses	$3,137	$(4,333)

The provision level on the non-covered portfolio is generated by our allowance methodology, which reflects the level and trends of net charge-offs, the levels of nonaccrual and classified loans and leases, the migration of loans and leases into various risk classifications, and the level of outstanding loans and leases.  Based on such methodology, there was no provision for credit losses on non-covered loans and leases for the first quarter of 2013 and the fourth quarter of 2012.

The provision, or negative provision, for credit losses on covered loans results from decreases, or increases, in expected cash flows on such loans compared to those previously estimated.  Cash flows on covered loans are estimated quarterly and are subject to change based on varying conditions with the underlying borrowers and collateral.  The covered loan credit loss provision in the first quarter of 2013 was due largely to updated appraisals on two collateral-dependent covered loan relationships, while the negative provision in the fourth quarter was due to increases in expected cash flows on covered loans generally.

Non-covered Nonperforming Assets

Non-covered nonperforming assets include non-covered nonaccrual loans and leases and non-covered OREO and totaled $77.9 million at March 31, 2013 compared to $72.9 million at December 31, 2012.  The ratio of non-covered nonperforming assets to non-covered loans and leases and non-covered OREO increased to 2.60% at March 31, 2013 from 2.37% at December 31, 2012.

The following table presents our non-covered nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases (1)				Accruing and
	March 31, 2013		December 31, 2012		30 - 89 Days Past Due (1)
		% of		% of	March 31,	December 31,
		Loan		Loan	2013	2012
	Balance	Category	Balance	Category	Balance	Balance
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$6,823	4.0%	$6,908	3.8%	$—	$—
SBA 504	2,936	5.3%	2,982	5.5%	1,066	955
Other (2)	20,045	1.3%	15,929	0.9%	26,077	1,408
Total real estate mortgage	29,804	1.7%	25,819	1.3%	27,143	2,363
Real estate construction:
Residential	1,046	2.4%	1,057	2.2%	—	—
Commercial (2)	1,447	1.7%	2,715	3.3%	7,290	—
Total real estate construction	2,493	2.0%	3,772	2.9%	7,290	—
Commercial:
Collateralized	3,306	0.8%	2,648	0.6%	542	166
Unsecured	1,471	1.9%	2,019	2.9%	132	138
Asset-based	281	0.1%	176	0.1%	—	—
SBA 7(a)	3,867	15.4%	4,181	16.5%	118	313
Total commercial	8,925	1.1%	9,024	1.1%	792	617
Leases	244	0.1%	244	0.1%	44	357
Consumer	427	2.3%	425	1.9%	26	15
Total non-covered loans and leases	$41,893	1.4%	$39,284	1.3%	$35,295	$3,352

(1) Excludes covered loans.

(2) Included in the 30-89 days past due amount at March 31, 2013, are two loans to the same borrower totaling $32.3 million. These loans, which were 32 days past due at quarter-end, are now current.

The $2.6 million increase in non-covered nonaccrual loans and leases during the first quarter of 2013 was attributable to (a) additions of $6.4 million, (b) charge-offs of $1.1 million and (c) other reductions, payoffs and returns to accrual status of $2.7 million.

Below is a summary of the ten largest lending relationships on nonaccrual status, excluding SBA-related loans, as of the date indicated:

Nonaccrual
Amount
March 31,
2013	Description
(In thousands)

$6,823	Two loans, each secured by a hotel in San Diego County, California. The borrower is paying according to the restructured terms of each loan. (1)

3,472	Two loans, one of which is secured by an office building in Clark County, Nevada, and the other is secured by an office building in Maricopa County, Arizona. (1)

2,692	This loan is secured by an office building in San Diego County, California. (2)

2,358	This loan is secured by a strip retail center in Riverside County, California. (1)

1,877	This loan is secured by a strip retail center in Clark County, Nevada. (1)

1,425	This loan is secured by two industrial buildings in San Diego County, California. (1)

1,298	This loan is secured by an industrial building in San Bernardino County, California (2).

1,250	This loan is unsecured and has a specific reserve for 100% of the balance. (1)

1,173	Two loans, one of which is secured by an apartment building in San Diego County, California, and the other is secured by an office building in San Diego County, California. (1)

1,147	This loan is secured by three industrial buildings in Riverside County, California. (1)

$23,515	Total

(1) On nonaccrual status at December 31, 2012.

(2) New nonaccrual in first quarter of 2013.

The following table presents the details of non-covered and covered OREO as of the dates indicated:

	March 31, 2013		December 31, 2012
	Non-		Non-
	Covered	Covered	Covered	Covered
Property Type	OREO	OREO	OREO	OREO
	(In thousands)
Commercial real estate	$791	$7,292	$1,684	$11,635
Construction and land development	31,670	6,475	31,888	6,708
Multi-family	—	3,301	—	4,239
Single family residence	3,500	243	—	260
Total OREO, net	$35,961	$17,311	$33,572	$22,842

The following table presents non-covered and covered OREO activity for the period indicated:

	Three Months Ended
	March 31, 2013
	Non-Covered	Covered	Total
	OREO	OREO	OREO
	(In thousands)
Beginning of period	$33,572	$22,842	$56,414
Foreclosures	3,500	1,480	4,980
Provision for losses	(92)	(1,093)	(1,185)
Reductions related to sales	(1,019)	(5,918)	(6,937)
End of period	$35,961	$17,311	$53,272

Net gain on sale	$49	$1,861	$1,910

REGULATORY CAPITAL MEASURES ARE ABOVE THE WELL-CAPITALIZED MINIMUMS

PacWest and its wholly-owned banking subsidiary, Pacific Western Bank, each remained well capitalized as of the date indicated as shown in the following table:

	March 31, 2013
	Well	Pacific	PacWest
	Capitalized	Western	Bancorp
	Requirement	Bank	Consolidated
Tier 1 leverage capital ratio	5.00%	10.15%	10.89%
Tier 1 risk-based capital ratio	6.00%	14.51%	15.58%
Total risk-based capital ratio	10.00%	15.78%	16.85%
Tangible common equity ratio	N/A	10.74%	9.54%

FIRST CALIFORNIA FINANCIAL GROUP ACQUISITION

PacWest Bancorp expects to close the acquisition of First California Financial Group, Inc. (“FCAL”) in the second quarter of 2013, subject to receipt of remaining regulatory approvals.  Under the terms of the merger, PacWest will acquire FCAL for $8.00 per FCAL common share, or an estimated $231 million in aggregate consideration, payable in PacWest Bancorp common stock.

FCAL is the holding company for First California Bank (“FCB”), a full-service commercial bank headquartered in Westlake Village, California.  FCB provides a full range of banking services, including revolving lines of credit, term loans, commercial real estate loans, construction loans, consumer loans and home equity loans to individuals, professionals, and small to mid-sized businesses.  FCB operates throughout Southern California in the Los Angeles, Orange, Riverside, San Bernardino, San Diego, Ventura, and San Luis Obispo Counties.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $5.3 billion in assets as of March 31, 2013, with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 67 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located throughout California in Los Angeles, Orange, Riverside, San Bernardino, Santa Barbara, San Diego, San Francisco, San Luis Obispo, San Mateo and Ventura Counties.  Through its subsidiaries, BFI Business Finance and Celtic Capital Corporation, and its divisions First Community Financial and Pacific Western Equipment Finance, Pacific Western also provides working capital financing and equipment leasing to growing companies located throughout the United States, with a focus on the Southwestern U.S., primarily in Arizona, California, Utah and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com. Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: failure to obtain regulatory or other required approvals; an inability to achieve expected cost savings in the amounts or timeframes discussed if at all, or the costs associated with transactions or the time needed to complete transactions being greater than expected;  lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; settlements with the FDIC related to our loss-sharing arrangements from the Los Padres Bank and Affinity Bank acquisitions; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans and leases or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2013	2012
	(In thousands, except per share and share data)
ASSETS
Cash and due from banks	$90,659	$89,011
Interest-earning deposits in financial institutions	41,019	75,393
Total cash and cash equivalents	131,678	164,404

Non-covered securities available-for-sale	1,318,992	1,310,701
Covered securities available-for-sale	43,785	44,684
Total securities available-for-sale, at estimated fair value	1,362,777	1,355,385
Federal Home Loan Bank stock, at cost	33,400	37,126
Total investment securities	1,396,177	1,392,511

Non-covered loans and leases, net of unearned income	2,956,897	3,046,970
Allowance for loan and lease losses	(65,216)	(65,899)
Total non-covered loans and leases, net	2,891,681	2,981,071
Covered loans, net	483,063	517,258
Total loans and leases, net	3,374,744	3,498,329

Non-covered other real estate owned, net	35,961	33,572
Covered other real estate owned, net	17,311	22,842
Total other real estate owned, net	53,272	56,414

Premises and equipment, net	18,950	19,503
FDIC loss sharing asset	55,840	57,475
Cash surrender value of life insurance	68,587	68,326
Goodwill	79,673	79,866
Core deposit and customer relationship intangibles, net	13,547	14,723
Other assets	107,437	112,107
Total assets	$5,299,905	$5,463,658

LIABILITIES
Noninterest-bearing demand deposits	$1,941,234	$1,939,212
Interest-bearing deposits	2,611,996	2,769,909
Total deposits	4,553,230	4,709,121
Borrowings	11,196	12,591
Subordinated debentures	108,250	108,250
Accrued interest payable and other liabilities	37,433	44,575
Total liabilities	4,710,109	4,874,537
STOCKHOLDERS’ EQUITY (1)	589,796	589,121
Total liabilities and stockholders’ equity	$5,299,905	$5,463,658

(1) Includes net unrealized gain on securities available-for-sale, net	$28,945	$32,900

Book value per share	$15.91	$15.74
Tangible book value per share	$13.40	$13.22

Shares outstanding (includes unvested restricted shares of 1,203,495 at March 31, 2013; 1,698,281 at December 31, 2012)	37,071,357	37,420,909

PACWEST BANCORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
	(In thousands, except per share data)
Interest income:
Loans and leases	$61,010	$65,455	$64,752
Investment securities	8,216	8,173	9,580
Deposits in financial institutions	43	74	68
Total interest income	69,269	73,702	74,400
Interest expense:
Deposits	2,649	3,039	3,604
Borrowings	144	228	1,925
Subordinated debentures	783	832	1,191
Total interest expense	3,576	4,099	6,720
Net interest income	65,693	69,603	67,680
Provision (negative provision) for credit losses:
Non-covered loans and leases	—	—	(10,000)
Covered loans	3,137	(4,333)	3,926
Total provision (negative provision) for credit losses	3,137	(4,333)	(6,074)
Net interest income after provision for credit losses	62,556	73,936	73,754
Noninterest income:
Service charges on deposit accounts	2,863	3,063	3,353
Other commissions and fees	1,933	2,025	1,883
Gain on sale of leases	225	1,242	990
Gain on sale of securities	409	1,239	—
Increase in cash surrender value of life insurance	433	300	365
FDIC loss sharing expense, net	(3,137)	(6,022)	(3,579)
Other income	114	210	250
Total noninterest income	2,840	2,057	3,262
Noninterest expense:
Compensation	25,350	23,269	24,187
Occupancy	6,598	6,773	7,288
Data processing	2,233	2,272	2,280
Other professional services	2,097	2,200	1,770
Business development	736	684	638
Communications	613	637	608
Insurance and assessments	1,261	1,270	1,293
Non-covered other real estate owned, net	313	316	1,821
Covered other real estate owned (income) expense, net	(813)	(461)	822
Intangible asset amortization	1,176	1,176	1,735
Acquisition and integration	692	1,092	25
Debt termination	—	—	22,598
Other expenses	3,927	4,297	3,830
Total noninterest expense	44,183	43,525	68,895
Earnings before income taxes	21,213	32,468	8,121
Income tax expense	(7,719)	(12,576)	(2,857)
Net earnings	$13,494	$19,892	$5,264

Basic and diluted earnings per share	$0.37	$0.54	$0.14

PACWEST BANCORP AND SUBSIDIARIES
AVERAGE BALANCE SHEETS AND YIELD ANALYSIS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
	(Dollars in thousands)
Average Assets:
Loans and leases, net of unearned income	$3,500,895	$3,565,635	$3,562,766
Investment securities	1,365,210	1,364,457	1,363,067
Interest-earning deposits in financial institutions	69,056	116,406	103,557
Average interest-earning assets	4,935,161	5,046,498	5,029,390
Other assets	440,990	458,520	471,177
Average total assets	$5,376,151	$5,505,018	$5,500,567

Average liabilities:
Interest checking deposits	$523,503	$512,322	$513,190
Money market deposits	1,207,332	1,257,094	1,199,226
Savings deposits	155,687	156,838	160,958
Time deposits	796,644	839,783	942,501
Average interest-bearing deposits	2,683,166	2,766,037	2,815,875
Borrowings	12,561	21,126	239,779
Subordinated debentures	108,250	108,250	123,393
Average interest-bearing liabilities	2,803,977	2,895,413	3,179,047
Noninterest-bearing demand deposits	1,940,435	1,977,999	1,719,003
Other liabilities	42,532	46,081	49,731
Average total liabilities	4,786,944	4,919,493	4,947,781
Average stockholders’ equity	589,207	585,525	552,786
Average liabilities and stockholders’ equity	$5,376,151	$5,505,018	$5,500,567

Average deposits	$4,623,601	$4,744,036	$4,534,878

Yield on:
Average loans and leases	7.07%	7.30%	7.31%
Average investment securities	2.44%	2.38%	2.83%
Average interest-earning deposits	0.25%	0.25%	0.26%
Average interest-earning assets	5.69%	5.81%	5.95%

Cost of:
Average deposits/all-in deposit cost (1)	0.23%	0.25%	0.32%
Average interest-bearing deposits	0.40%	0.44%	0.51%
Average borrowings	4.65%	4.29%	3.23%
Average subordinated debentures	2.93%	3.06%	3.88%
Average interest-bearing liabilities	0.52%	0.56%	0.85%

Net interest rate spread (2)	5.17%	5.25%	5.10%
Net interest margin (3)	5.40%	5.49%	5.41%

(1) Cost of average deposits/all-in deposit cost is calculated as annualized interest expense on deposits divided by average deposits.

(2) Net interest rate spread is calculated as the yield on average interest-earning assets less the cost of average interest-bearing liabilities.

(3) Net interest margin is calculated as annualized net interest income divided by average interest-earning assets.

PACWEST BANCORP AND SUBSIDIARIES
LOAN CONCENTRATION
(Unaudited)

	March 31, 2013
	Total Loans		Non-Covered Loans
	and Leases		and Leases		Covered Loans
		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$173,676	5%	$172,472	6%	$1,204	—
SBA 504	55,403	2%	55,403	2%	—	—
Other	2,097,837	59%	1,568,609	53%	529,228	95%
Total real estate mortgage	2,326,916	66%	1,796,484	61%	530,432	95%
Real estate construction:
Residential	46,122	1%	43,073	1%	3,049	1%
Commercial	92,934	3%	83,634	3%	9,300	2%
Total real estate construction	139,056	4%	126,707	4%	12,349	3%

Total real estate loans	2,465,972	70%	1,923,191	65%	542,781	98%

Commercial:
Collateralized	444,207	13%	432,652	14%	11,555	2%
Unsecured	78,964	2%	78,428	3%	536	—
Asset-based	258,264	7%	258,264	8%	—	—
SBA 7(a)	25,075	1%	25,075	1%	—	—
Total commercial	806,510	23%	794,419	26%	12,091	2%
Leases	204,766	6%	204,766	7%	—	—
Consumer	19,221	1%	18,677	1%	544	—
Foreign	17,268	—	17,268	1%	—	—
Total gross loans and leases	$3,513,737	100%	2,958,321	100%	555,416	100%
Less:
Unearned income			(1,424)		—
Discount			—		(43,050)
Allowance for loan and lease losses			(65,216)		(29,303)
Total net loans and leases			$2,891,681		$483,063

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE MORTGAGE LOANS

(Unaudited)

	March 31, 2013		December 31, 2012
		% of		% of
Loan Category	Amount	Total	Amount	Total
	(Dollars in thousands)
Commercial real estate mortgage:
Industrial/warehouse	$286,911	16.0%	$315,096	16.4%
Retail	228,665	12.7%	271,412	14.2%
Office buildings	290,399	16.2%	304,096	15.9%
Owner-occupied	179,827	10.0%	195,170	10.2%
Hotel	172,472	9.6%	181,144	9.4%
Healthcare	108,693	6.1%	102,816	5.4%
Mixed use	50,243	2.8%	51,294	2.7%
Gas station	28,558	1.6%	29,632	1.5%
Self storage	32,662	1.8%	29,688	1.5%
Restaurant	16,480	0.9%	16,755	0.9%
Land acquisition/development	21,851	1.2%	21,922	1.1%
Unimproved land	11,778	0.7%	13,173	0.7%
Other	165,809	9.2%	172,273	9.0%
Total commercial real estate mortgage	1,594,348	88.8%	1,704,471	88.9%

Residential real estate mortgage:
Multi-family	100,666	5.6%	103,742	5.4%
Single family owner-occupied	40,014	2.2%	46,125	2.4%
Single family nonowner-occupied	11,896	0.6%	12,789	0.7%
HELOCs	49,560	2.8%	50,543	2.6%
Total residential real estate mortgage	202,136	11.2%	213,199	11.1%

Total gross non-covered real estate mortgage loans	$1,796,484	100.0%	$1,917,670	100.0%

PACWEST BANCORP AND SUBSIDIARIES

COVERED LOAN CONCENTRATION

REAL ESTATE MORTGAGE LOANS

(Unaudited)

	March 31, 2013		December 31, 2012
		% of		% of
Loan Category	Amount	Total	Amount	Total
	(Dollars in thousands)
Commercial real estate mortgage:
Industrial/warehouse	$25,861	4.9%	$26,205	4.7%
Retail	93,201	17.6%	96,659	17.4%
Office buildings	46,859	8.8%	53,674	9.7%
Owner-occupied	17,232	3.3%	17,301	3.1%
Hotel	1,204	0.2%	2,888	0.5%
Healthcare	8,039	1.5%	8,568	1.5%
Mixed use	2,907	0.5%	2,919	0.5%
Gas station	5,121	1.0%	5,131	0.9%
Self storage	49,895	9.4%	48,937	8.8%
Restaurant	1,640	0.3%	1,686	0.3%
Unimproved land	469	0.1%	493	0.1%
Other	14,542	2.7%	14,141	2.6%
Total commercial real estate mortgage	266,970	50.3%	278,602	50.1%

Residential real estate mortgage:
Multi-family	158,997	30.0%	169,601	30.6%
Single family owner-occupied	76,636	14.4%	78,960	14.2%
Single family nonowner-occupied	20,068	3.8%	20,309	3.7%
Mixed use	2,460	0.5%	2,474	0.4%
HELOCs	5,301	1.0%	5,275	1.0%
Total residential real estate mortgage	263,462	49.7%	276,619	49.9%

Total gross covered real estate mortgage loans	$530,432	100.0%	$555,221	100.0%

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION TREND

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
	(In thousands)
Real estate mortgage	$1,796,484	$1,917,670	$1,928,890	$1,828,777	$1,896,052
Real estate construction	126,707	129,959	152,748	129,107	118,304
Commercial	794,419	787,775	772,768	701,044	665,441
Leases	204,766	174,373	161,934	153,793	153,845
Consumer	18,677	22,487	20,615	17,151	15,826
Foreign:
Commercial	15,712	15,567	14,679	15,507	16,747
Other, including real estate	1,556	1,674	1,447	1,510	2,005
Total gross non-covered loans and leases	$2,958,321	$3,049,505	$3,053,081	$2,846,889	$2,868,220

PACWEST BANCORP AND SUBSIDIARIES

COVERED LOAN CONCENTRATION TREND

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
	(In thousands)
Real estate mortgage	$530,432	$555,221	$606,424	$650,997	$699,653
Real estate construction	12,349	23,220	26,595	32,125	41,191
Commercial	12,091	15,243	16,900	18,954	20,889
Consumer	544	594	618	659	686
Total gross covered loans	555,416	594,278	650,537	702,735	762,419
Less: discount	(43,050)	(50,951)	(52,437)	(62,323)	(66,312)
Less: allowance for loan losses	(29,303)	(26,069)	(30,704)	(31,463)	(35,810)
Total covered loans, net	$483,063	$517,258	$567,396	$608,949	$660,297

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED NONCLASSIFIED AND CLASSIFIED LOANS AND LEASES

(Unaudited)

	March 31, 2013
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$158,812	$13,660	$172,472
SBA 504	49,678	5,725	55,403
Other	1,516,137	52,472	1,568,609
Total real estate mortgage	1,724,627	71,857	1,796,484
Real estate construction:
Residential	41,055	2,018	43,073
Commercial	79,852	3,782	83,634
Total real estate construction	120,907	5,800	126,707
Commercial:
Collateralized	418,425	14,227	432,652
Unsecured	75,880	2,548	78,428
Asset-based	254,633	3,631	258,264
SBA 7(a)	19,048	6,027	25,075
Total commercial	767,986	26,433	794,419
Leases	204,522	244	204,766
Consumer	17,810	867	18,677
Foreign	17,268	—	17,268
Total non-covered loans and leases	$2,853,120	$105,201	$2,958,321

	December 31, 2012
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$168,489	$12,655	$181,144
SBA 504	48,372	5,786	54,158
Other	1,633,448	48,920	1,682,368
Total real estate mortgage	1,850,309	67,361	1,917,670
Real estate construction:
Residential	46,591	2,038	48,629
Commercial	77,503	3,827	81,330
Total real estate construction	124,094	5,865	129,959
Commercial:
Collateralized	440,187	12,989	453,176
Unsecured	66,947	2,897	69,844
Asset-based	235,075	4,355	239,430
SBA 7(a)	18,888	6,437	25,325
Total commercial	761,097	26,678	787,775
Leases	174,129	244	174,373
Consumer	21,616	871	22,487
Foreign	17,241	—	17,241
Total non-covered loans and leases	$2,948,486	$101,019	$3,049,505

Note: Nonclassified loans and leases are those with a credit risk rating of either pass or special mention, while classified loans and leases are those with a credit risk rating of either substandard or doubtful.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES ROLLFORWARD

AND NET CHARGE-OFF RATIOS FOR

NON-COVERED LOANS AND LEASES (1)

(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(Dollars in thousands)
Allowance for credit losses, beginning of period	$72,119	$75,012	$93,783
Loans and leases charged-off:
Real estate mortgage	(322)	(1,789)	(2,190)
Commercial	(708)	(1,865)	(871)
Leases	(114)	(28)	—
Consumer	(9)	(32)	(199)
Total loans and leases charged off	(1,153)	(3,714)	(3,260)
Recoveries on loans charged-off:
Real estate mortgage	177	381	329
Real estate construction	323	14	10
Commercial	407	368	824
Consumer	23	58	31
Foreign	—	—	20
Total recoveries on loans charged off	930	821	1,214
Net charge-offs	(223)	(2,893)	(2,046)
Provision (negative provision) for credit losses	—	—	(10,000)
Allowance for credit losses, end of period	$71,896	$72,119	$81,737

Annualized net charge-offs to average loans and leases	0.03%	0.38%	0.29%

(1) Applies only to non-covered loans and leases.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES, NONPERFORMING

ASSETS AND CREDIT QUALITY RATIOS FOR

NON-COVERED LOANS AND LEASES

(Unaudited)

	March 31,	December 31,
	2013	2012
	(Dollars in thousands)
Allowance for loan and lease losses (1)	$65,216	$65,899
Reserve for unfunded loan commitments (1)	6,680	6,220
Total allowance for credit losses	$71,896	$72,119

Nonaccrual loans and leases (2)	$41,893	$39,284
Other real estate owned (2)	35,961	33,572
Total nonperforming assets	$77,854	$72,856

Performing restructured loans (1)	$80,501	$106,288

Allowance for credit losses to loans and leases, net of unearned income	2.43%	2.37%
Allowance for credit losses to nonaccrual loans and leases	171.6%	183.6%
Nonperforming assets to loans and leases, net of unearned income, and other real estate owned	2.60%	2.37%
Nonperforming assets to total assets	1.47%	1.33%
Nonaccrual loans and leases to loans and leases, net of unearned income	1.42%	1.29%

(1) Applies only to non-covered loans and leases.

(2) Excludes covered nonperforming assets.

PACWEST BANCORP AND SUBSIDIARIES

DEPOSITS

(Unaudited)

	March 31,	December 31,
Deposit Category	2013	2012
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,941,234	$1,939,212
Interest checking deposits	512,645	513,389
Money market deposits	1,184,987	1,282,513
Savings deposits	157,572	153,680
Total core deposits	3,796,438	3,888,794
Time deposits under $100,000	252,605	274,622
Time deposits of $100,000 and over	504,187	545,705
Total time deposits	756,792	820,327
Total deposits	$4,553,230	$4,709,121

Noninterest-bearing demand deposits as a percentage of total deposits	43%	41%
Core deposits as a percentage of total deposits	83%	83%

PACWEST BANCORP AND SUBSIDIARIES

TIME DEPOSITS

(Unaudited)

	March 31, 2013
	Time	Time
	Deposits	Deposits	Total
	Under	$100,000	Time
Maturity	$100,000	or More	Deposits	Rate
	(Dollars in thousands)
Due in three months or less	$90,542	$184,361	$274,903	1.26%
Due in over three months through six months	46,877	107,703	154,580	0.83%
Due in over six months through twelve months	62,221	115,282	177,503	0.78%
Due in over 12 months through 24 months	32,946	52,540	85,486	0.74%
Due in over 24 months	20,019	44,301	64,320	0.98%
Total	$252,605	$504,187	$756,792	0.98%

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
Adjusted Earnings Before Income Taxes	2013	2012	2012
	(In thousands)
Earnings before income taxes	$21,213	$32,468	$8,121
Plus: Provision (negative provision) for credit losses	3,137	(4,333)	(6,074)
Non-covered OREO expense, net	313	316	1,821
Covered OREO (income) expense, net	(813)	(461)	822
Acquisition and integration costs	692	1,092	25
Debt termination expense	—	—	22,598
Less: FDIC loss sharing income (expense), net	(3,137)	(6,022)	(3,579)
Gain on sale of securities	409	1,239	—
Adjusted earnings before income taxes	$27,270	$33,865	$30,892

	Three Months Ended
	March 31,	December 31,	March 31,
Adjusted Efficiency Ratio	2013	2012	2012
	(Dollars in thousands)
Noninterest expense	$44,183	$43,525	$68,895
Less: Non-covered OREO expense, net	313	316	1,821
Covered OREO (income) expense, net	(813)	(461)	822
Acquisition and integration costs	692	1,092	25
Debt termination expense	—	—	22,598
Adjusted noninterest expense	$43,991	$42,578	$43,629

Net interest income	$65,693	$69,603	$67,680
Noninterest income	2,840	2,057	3,262
Net revenues	68,533	71,660	70,942
Less: FDIC loss sharing income (expense), net	(3,137)	(6,022)	(3,579)
Gain on sale of securities	409	1,239	—
Adjusted net revenues	$71,261	$76,443	$74,521

Base efficiency ratio (1)	64.5%	60.7%	97.1%
Adjusted efficiency ratio (2)	61.7%	55.7%	58.5%

(1) Noninterest expense divided by net revenues.

(2) Adjusted noninterest expense divided by adjusted net revenues.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
Return on Average Tangible Equity	2013	2012	2012
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Net earnings	$13,494	$19,892	$5,264

Average stockholders’ equity	$589,207	$585,525	$552,786
Less: Average intangible assets	93,786	94,604	73,983
Average tangible common equity	$495,421	$490,921	$478,803

Annualized return on average equity (1)	9.29%	13.51%	3.83%
Annualized return on average tangible equity (2)	11.05%	16.12%	4.42%

(1) Calculated as annualized net earnings divided by average stockholders’ equity.

(2) Calculated as annualized net earnings divided by average tangible common equity.

	March 31,	December 31,
Tangible Common Equity	2013	2012
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$589,796	$589,121
Less: Intangible assets	93,220	94,589
Tangible common equity	$496,576	$494,532

Total assets	$5,299,905	$5,463,658
Less: Intangible assets	93,220	94,589
Tangible assets	$5,206,685	$5,369,069

Equity to assets ratio	11.13%	10.78%
Tangible common equity ratio (1)	9.54%	9.21%

Book value per share	$15.91	$15.74
Tangible book value per share (2)	$13.40	$13.22
Shares outstanding	37,071,357	37,420,909

Pacific Western Bank:
Stockholders’ equity	$650,258	$649,656
Less: Intangible assets	93,220	94,589
Tangible common equity	$557,038	$555,067

Total assets	$5,278,470	$5,443,484
Less: Intangible assets	93,220	94,589
Tangible assets	$5,185,250	$5,348,895

Equity to assets ratio	12.32%	11.93%
Tangible common equity ratio (1)	10.74%	10.38%

(1) Calculated as tangible common equity divided by tangible assets.

(2) Calculated as tangible common equity divided by shares outstanding.

PACWEST BANCORP AND SUBSIDIARIES

EARNINGS PER SHARE CALCULATIONS

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$13,494	$19,892	$5,264
Less: earnings allocated to unvested restricted stock (1)	(326)	(678)	(122)
Net earnings allocated to common shares	$13,168	$19,214	$5,142

Weighted-average basic shares and unvested restricted stock outstanding	37,391.1	37,420.3	37,284.0
Less: weighted-average unvested restricted stock outstanding	(1,594.1)	(1,704.8)	(1,654.0)
Weighted-average basic shares outstanding	35,797.0	35,715.5	35,630.0

Basic earnings per share	$0.37	$0.54	$0.14

Diluted Earnings Per Share:
Net earnings allocated to common shares	$13,168	$19,214	$5,142
Weighted-average basic shares outstanding	35,797.0	35,715.5	35,630.0

Diluted earnings per share	$0.37	$0.54	$0.14

(1)   Represents cash dividends paid to holders of unvested restricted stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and CFO, (310) 728-1021